Exhibit 99.3

Media contact:	Investor contact:
Mike Jacobsen, APR	Christopher Sikora
+1 330 490 4498	+1 330 490-4242
michael.jacobsen@dieboldnixdorf.com	christopher.sikora@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:

May 30, 2023

Diebold Nixdorf, Incorporated Enters into Global Debt Restructuring Support Agreement with Key Financial Stakeholders; Contemplated Transaction Expected to Significantly Reduce Leverage, Provide Substantial Additional Liquidity and Support Seamless Ongoing Operations

HUDSON, Ohio—Diebold Nixdorf, Incorporated (the “Company”) (NYSE:DBD) today announced it has entered into a restructuring support agreement with certain of its key financial stakeholders to effectuate a comprehensive debt restructuring transaction that is intended to be completed efficiently and quickly. The restructuring is expected to significantly reduce debt and leverage levels and provide substantial additional liquidity to support seamless ongoing operations and establish a long-term, sustainable capital structure for the Company. The Company will continue to pay vendors and suppliers through the expected restructuring process in the ordinary course of business.

The Company has entered into this agreement with creditors who hold a significant majority of the Company’s outstanding secured term loan debt and secured notes (the “Consenting Creditors”), including approximately (a) 80.4% of the Company’s superpriority credit facility; (b) approximately 79% of the Company’s first lien term loan; (c) approximately 78% of the Company’s first lien notes; and (d) approximately 58.3% of the Company’s second lien notes.

Octavio Marquez, Diebold Nixdorf chairman, president and chief executive officer, said: “Our company is focused on continuing our solid operational performance and delivering best-in-class products and services to banks and retailers around the world. With the support of our creditors, we have reached an agreement to restructure and strengthen our balance sheet, enhance liquidity and position Diebold Nixdorf for long-term success.

Our strengthened financial position also enables us to better serve our customers, employees, suppliers and partners. I am excited about the future of Diebold Nixdorf and all we will accomplish.”

Other Information

The restructuring support agreement contemplates the effectuation of a deleveraging transaction through, among other things, (i) a pre-packaged chapter 11 plan of reorganization to be filed by the Company and certain of its subsidiaries (collectively, the “Debtors”) contemporaneously with the commencement by the Debtors of voluntary cases under chapter 11 of title 11 of the U.S. Bankruptcy Code, (ii) a scheme of arrangement to be filed by Diebold Nixdorf Dutch Holding B.V. (the “Dutch Issuer”) and certain of the Company’s subsidiaries contemporaneously with the commencement by Dutch Issuer of voluntary scheme proceedings under the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord) and (iii) recognition of such scheme of arrangement pursuant to a case commenced under chapter 15 of the U.S. Bankruptcy Code by the Dutch Issuer.

Under the restructuring support agreement, the Consenting Creditors have agreed, subject to certain terms and conditions, to support restructuring transactions that would result in the discharge of a significant portion of existing funded debt of the Company and certain of its subsidiaries. The Company’s outstanding common shares would be cancelled pursuant to the restructuring transactions, and holders thereof would not receive any recovery.

The restructuring support agreement provides that the Debtors will seek approval of a $1.25 billion debtor-in-possession term loan credit facility (the “DIP Facility”) as part of the chapter 11 cases. The proceeds of the DIP Facility will be used to (i) repay in full all obligations under the Company’s superpriority credit facility; (ii) repay in full (or cash collateralize issued letters of credit) the Company’s asset-based revolving credit ABL facility; (iii) pay costs and reasonable and documented out-of-pocket fees and expenses related to the court-supervised restructuring proceedings; and (iv) fund the working capital needs and expenditures of the Debtors and their non-debtor affiliates during the pendency of the court supervised restructuring proceedings. Holders of the Company’s first lien term loan or first lien notes that wish to become a lender under the DIP Facility and that execute the restructuring support agreement prior to 11:59 p.m., New York City time, on June 2, 2023 will be eligible to receive a participation premium of their pro rata portion of 10% of the new common shares of the Company that will be available for distribution to creditors under the plans.

The restructuring transactions remain subject to certain conditions, as well as the negotiation of further definitive agreements. The Company expects the restructuring transactions to be consummated in the third quarter of 2023. The terms of the restructuring support agreement contemplate that the common shares of the restructured Company will be listed on the New York Stock Exchange.

About Diebold Nixdorf

Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Forward-Looking Statements

This press release contains statements that are not historical information and are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company’s future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect the Company’s results include, among others:

•	the Company’s ability to negotiate and execute definitive documentation with respect to the restructuring transactions and to satisfy the conditions of the restructuring agreement;

•	the ultimate outcome of the restructuring proceedings;

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the Company’s ability to improve its capital structure and to address its debt service obligations through the restructuring transactions, including potential adverse effects of any potential bankruptcy proceedings on the Company’s liquidity and results of operations;

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the overall impact of the global supply chain complexities on the Company and its business, including delays in sourcing key components, as well as longer transport times, especially for container ships and U.S. trucking, given the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

•	the Company’s ability to improve its operating performance and its cash, liquidity and financial position, including the ability to obtain the DIP Facility;

•	the Company’s ability to successfully convert its backlog into sales, including our ability to overcome supply chain and liquidity challenges;

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the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the Company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;

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the Company’s ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150 million-plus cost savings plan;

•	the success of the Company’s new products, including its DN Series line and EASY family of retail checkout solutions, and electronic vehicle charging service business;

•	the impact of a cybersecurity breach or operational failure on the Company’s business;

•	the Company’s ability to attract, retain and motivate key employees;

•	the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

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changes in the Company’s intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•	the Company’s success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;

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the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the Company’s favor at the lower court level in May 2022) and the merger/squeeze-out;

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the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, as well as liquidity issues these institutions may have, which could reduce the Company’s customer base and/or adversely affect its customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	the impact of competitive pressures, including pricing pressures and technological developments;

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changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the war between Russia and Ukraine and the tension between the U.S. and China), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the Company’s operations;

•	the Company’s ability to maintain effective internal controls;

•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;

•	the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the Company’s ability to comply with applicable laws and regulations; and

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other factors included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents the Company files with the SEC.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

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